Staley, Okada & Partners
CHARTERED ACCOUNTANTS

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the incorporation by reference to the Annual Report on Form 20-F dated December 15, 2004 of Canplats Resources Corporation (the "Company"), of our report dated October 4, 2004, relating to the consolidated financial statements of the Company which appear in the Annual Report on Form 20-F filed for the fiscal year ended July 31, 2004.

Vancouver, BC December 15, 2004	"Staley, Okada & Partners" /s/ STALEY, OKADA & PARTNERS